Distribution Operations

Hank Linginfelter
Executive Vice President

2010 Analyst Meeting
Forward-Looking Statements
Certain expectations and projections regarding our future performance referenced in this presentation, in other reports or statements we file with the SEC or otherwise release to the public, and on our website, are forward-looking statements. Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking. Forward-looking statements involve matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may,"
"outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations.
Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including recent disruptions in the capital markets and lending environment and the current economic downturn; general economic conditions; uncertainties about environmental issues and the related impact of such issues; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters such as hurricanes on the supply and price of natural gas; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission.
Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes.
Supplemental Information
Company management evaluates segment financial performance based on earnings before interest and taxes (EBIT), which includes the effects of corporate expense allocations and on operating margin. EBIT is a non-GAAP (accounting principles generally accepted in the United States of America) financial measure that includes operating income, other income and expenses. Items that are not included in EBIT are financing costs, including debt and interest expense and income taxes. The company evaluates each of these items on a consolidated level and believes EBIT is a useful measurement of our performance because it provides information that can be used to evaluate the effectiveness of our businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.
Operating margin is a non-GAAP measure calculated as operating revenues minus cost of gas, excluding operation and maintenance expense, depreciation and amortization, and taxes other than income taxes. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas is generally passed directly through to customers.
EBIT and operating margin should not be considered as alternatives to, or more meaningful indicators of, the company's operating performance than operating income or net income attributable to AGL Resources Inc. as determined in accordance with GAAP. In addition, the company's EBIT and operating margin may not be comparable to similarly titled measures of another company.
Reconciliations of non-GAAP financial measures referenced in this presentation are available on the company’s Web site at www.aglresources.com.
Cautionary Statements and Supplemental Information

3
2010 Analyst Meeting

Overall Accomplishments
• 2009 AGA recognition for lowest Days Away, Restricted, or Transferred
 (DART) incident rate of mega-sized LDCs
• Hampton Roads Crossing (HRX) completed and placed into service
• Magnolia pipeline connection to Elba Island LNG terminal completed and placed into service
• ETG rate case completed, overall favorable impact of $8 million
• Georgia SEED program approved
• STRIDE approved in Georgia - includes programs that update or expand our distribution systems and liquefied natural gas facilities to improve system reliability and meet operational flexibility and growth
• Customer service improvement initiatives
 •  67% of total meters now automated, with goal of 100% by end of 2011
 • Repatriation of our call centers - one in NJ (completed in 2009) and one in
 GA (expected completion in 2010)

4
2010 Analyst Meeting

Distribution Operations - At a Glance

5
2010 Analyst Meeting

Risks/Challenges
• Growth of customer count
• Bad debt - plan is to maintain or improve prior
 -year level
• Industrial margin exposure - limited
• Pension obligations
• Health care reform

6
2010 Analyst Meeting

Base Rate Filing Timeline
CGC
current rate
expiration
AGLC
current rate
expiration
VNG
current rate
expiration

7
2010 Analyst Meeting

AGLC STRIDE

2010 Analyst Meeting
VNG - Hampton Roads Crossing
8
Under
Construction
In
Service
• Crosses the James River, connecting the northern and southern sections of Virginia Natural Gas’ distribution system
• Construction began in 2008 with the pipeline placed into service in
 January 2010

2010 Analyst Meeting
Chattanooga Gas Rate Case
Filed: November 15, 2009
Hearings: April 2010
Decision (expected): May 2010
New Rates: June 1, 2010
Re-establish Base
• ROE 11.00%
• Recognize decrease in operating margin $1.9 million
• Increase in Cost of Service $0.6 million
• Increase in ROE largely offset in cost terms by decrease in total rate base net of ($0.3 million)
Requested increase: $2.2 million

10
2010 Analyst Meeting
Atlanta Gas Light - Regulatory Timeline

2010 Analyst Meeting

2010 Analyst Meeting
Atlanta Gas Light Rate Case
Filed: May 3, 2010
Hearings: August - October 2010
Decision (expected): October 28, 2010
New Rates: November 1, 2010
Re-establish
 Base
• ROE 11.25%
• Current cost
 structure
• $18.5 million
Customer First
• Enhance
 Customer Service
 and customer
 retention
• Modernize
 workforce and
 compliance
 practices
• $13.4 million
Public Policy
• Merger and
 acquisition cost
 savings sharing
 mechanism -
 $14.5 million
• Appropriate
 depreciation
 rates - $7.7
 million
Requested increase: $54.1 million
$2.95 per customer per month